UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report :  December 5, 2008

(Date of earliest event reported)

AFFYMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 731-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

Signatures

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On December 5, 2008, Affymetrix, Inc. (the “Company”) completed the acquisition (the “Transaction”) of Panomics, Inc. (“Panomics”), a privately held Fremont, CA based company that offers a suite of assay products for a wide variety of low to mid-plex genetic, protein and cellular analysis applications.  The Transaction was completed pursuant to an Agreement and Plan of Merger dated November 11, 2008 among Panomics, the Company, a wholly-owned subsidiary of the Company and the representative of the equityholders of Panomics.  The Transaction was previously announced by the Company in its Current Report on Form 8-K filed on November 13, 2008.

The purchase price for the Transaction was approximately $73 million in cash.  A portion of the purchase price was placed in escrow and will be paid to the Company or to Panomics equityholders based on any claims for indemnification by the Company during the escrow period.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vernon R. Loucks, Jr., a member of the Board of Directors of the Company, has decided to retire from the Board of Directors of the Company effective as of January 1, 2009.  As previously announced, Kevin M. King, currently President of the Company, will be promoted to Chief Executive Officer and become a member of its Board of Directors on the same date.

In connection with Mr. King’s promotion, on December 10, 2008, the Board of Directors of the Company authorized the following amendments to the compensation of Mr. King, effective as of January 2009:

1.               an increase in the annual base salary of Kevin M. King from $500,000 to $675,000;

2.               discontinuation of Mr. King’s housing allowance;

2.               a target cash bonus of 75% of base salary based on the Company’s and Mr. King’s performance;

3.               a grant of 200,000 options to purchase common stock of the Company vesting in equal annual installments over four years from the grant date; and

4.               a grant of 100,000 restricted shares of common stock of the Company vesting in equal annual installments over four years from the grant date.

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Dated: December 11, 2008	By:	/s/ John F. (Rick) Runkel
John F. (Rick) Runkel
Executive Vice President, General Counsel and Secretary